SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

AMAROK RESOURCES, INC.
 (Exact name of Company as specified in its charter)

Nevada	333-156594	98-0599925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
30021 Tomas Street, Suite 300 Rancho Santa Margarita, CA 92688 (Address of principal executive offices) Phone: (949) 682-7889 (Company’s Telephone Number)
Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Ave
San Diego, CA 92101
Phone: 619.688.1116
Fax: 619.688.1715

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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AMAROK RESOURCES, INC.
Form 8-K
Current Report

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2011, Amarok Resources, Inc., a Nevada corporation (the "Company"), entered into a Consulting Agreement (the “Agreement”) with David Gibson, an individual, to be the new Vice-President of Exploration and a member of the Board of Directors of the Company.

In consideration of agreeing to the role of Vice President of Exploration and the role as a Director of the Company, the Company shall grant Company stock to Mr. Gibson as compensation as follows:

•	500,000 common shares of restricted stock upon signing on as a director.

Additionally, pursuant to the Agreement, Mr. Gibson has options to purchase additional shares of Company common stock over a 24 month period as further set forth in the agreement.

ITEM 3.02                        UNREGISTERED SHARES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 2, 2011, David Gibson was appointed as the Company’s Vice-President of Exploration and a member of the Company’s board of directors.

The biography for Mr. Gibson is set forth below:

DAVID GIBSON.  David Gibson is a graduate of Georgian College in Business Administration specializing in Marketing.  In 1998 David was a founding member of Diatreme Explorations, which eventually was rolled into Mantis Minerals Corporation (MINE. CNQ) in 2007.  Previously in 1989 Mr. Gibson formed Gibson and Associates Services Company to provide services to the Mining, Oil and Gas as well as Environmental sectors.  In 2008 Mr. Gibson formed Norquest Drilling to provide contract diamond drilling services.

David Gibson began in the mining industry in 1982 working in the northern mining districts of Ontario and Quebec performing geotechnical, geophysical and geochemical surveys for junior and major mining companies.  Gibson and Associates, a highly successful business to date, was founded to provide exploration services, which today including geomatics, geophysics and geochemistry to the Environmental, Mining and Oil and Gas industries.  Mr. Gibson has worked in collaboration with the Ontario Geological Survey and the Geological Survey of Canada investigating the circular vegetative phenomenon found in the James Bay Lowlands of Ontario and was published for his efforts and involvement.

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Throughout his career he has performed contract field services along with contract diamond drilling through his drilling company namely Norquest Drilling.  Mr. Gibson also assisted numerous junior mining companies and major mining companies in Canada and the United States.  Mr. Gibson also provided advanced exploration technical consulting services of geomatics, geophysics, geochemistry and geotechnical design, implementation, and management for such programs for Gold projects, Diamonds, Base metals and Platinum Group Elements.

Mr. Gibson brings over 28 years of mineral exploration experience and mining acumen with strong business and management skills.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAROK RESOURCES, INC.
Date: September 2, 2011	By: /s/ Ron Ruskowsky
Ron Ruskowsky
Chief Executive Officer & President

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